EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the use in the Registration Statement on Form SB-2 (File No. 333-113821) of Applied NeuroSolutions, Inc. of our report dated March 18, 2005, which appears on page 32 of the annual report on Form 10-KSB for the year ended December 31, 2004 and the period from March 14, 1992 (date of inception) through December 31, 2004.

                                              /s/ VIRCHOW, KRAUSE & COMPANY, LLP

Chicago, Illinois
May 3, 2005


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